Item 77C

Scudder Latin America Fund, Scudder Pacific Opportunities Fund, Scudder Greater Europe Growth Fund and Scudder Emerging Markets Growth Fund, each a series of SCUDDER INTERNATIONAL FUND, INC.

The Proxy Statement on Schedule 14A for Scudder Latin America Fund, Scudder Pacific Opportunities Fund and Scudder Emerging Markets Growth Fund, each a series of Scudder International Fund, Inc. (File No. 811-642), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 21, 2002.